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                                                              EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Experts" and to the use of our report dated December 6, 1996, except for Note 15 as to which the date is December 20, 1996, with respect to the Consolidated Financial Statements of Caribiner International, Inc. in the Registration Statement (Form S-1 No. 333-18327) and related Prospectus of Caribiner International, Inc. for the registration of 2,159,930 shares of its common stock.

                                          /s/ Ernst & Young LLP

New York, NY
January 27, 1997